MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-As Reported (1) (Dollars in millions)
Unaudited
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

                          1999                            1998

             YTD    Q4    Q3    Q2    Q1        YTD    Q4    Q3    Q2    Q1

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

Video Revenues
Basic
cable     $ 1,774  $ 447 $ 442 $ 446 $ 439    $ 1,673  $ 420 $ 421 $ 420 $ 412
Premium       328     82    82    82    82        322     82    81    80    79
PPV            73     17    19    15    22         52     12    16    11    13
Advert        204     61    50    51    42        157     49    37    40    31
Equip
&instal       190     49    49    46    46        176     46    46    44    40
Other           3     (2)    3     1     1          3      2     -     1     -
            -----  ----- ----- ----- -----     ------  -----  ---- ----- -----
Total
Video
Rev         2,572    654   645   641   632      2,383    611   601   596   575

Primestar       -      -     -     -     -         34      -     -     -    34
Telephone&
High Speed
Data          114     39    29    24    22         50     16    13    11    10

            -----  ----- ----- ----- -----     ------  ----- ----- ----- -----
Total
Broadband
Rev       $ 2,686  $ 693 $ 674 $ 665 $ 654    $ 2,467  $ 627 $ 614 $ 607 $ 619
           ======  ===== ===== ===== =====     ======  ===== ===== ===== =====

Operating Cash Flow (2)
Video
(excluding
Y2K)      $ 1,052  $ 264 $ 257 $ 264 $ 267    $ 1,008  $ 260 $ 248 $ 254 $ 246
Primestar       -      -     -     -     -          4      -     -     -     4
New
Products      (54)   (13)  (11)  (11)  (19)       (58)   (19)  (15)  (14)  (10)
Year 2000
costs         (18)    (2)   (4)   (5)   (7)       (13)    (6)   (6)   (1)    -
           ------  ----- ----- ----- -----     ------  ----- ----- ----- -----
Total
Operating
Cash
Flow      $   980  $ 249 $ 242 $ 248 $ 241    $   941  $ 235 $ 227 $ 239 $ 240
           ======  ===== ===== ===== =====     ======  ===== ===== ===== =====


Capital
Exp       $ 1,960  $ 545 $ 527 $ 494 $ 394    $ 1,618  $ 554 $ 426 $ 367 $ 271

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(1)Previously reported numbers have been reclassified for new reporting format.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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